The Aaon Group Announces Quarterly Cash Dividend

TULSA, Okla., November 10, 2026 – AAON, Inc. (NASDAQ: AAON), doing business as The Aaon Group, a leader in high-performing, energy-efficient HVAC solutions that bring long-term value to customers and owners, today announced that its Board of Directors has declared the Company’s next regular quarterly cash dividend of $0.10 per share (or $0.40 annually), payable on December 17, 2026, to stockholders of record as of the close of business on November 25, 2026.

About The Aaon Group
Founded in 1988, The Aaon Group is a global leader in HVAC solutions for commercial, industrial and data center indoor environments. The company’s industry-leading approach to designing and manufacturing highly configurable and custom-made equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. Its highly engineered equipment is sold under the AAON and BASX brands. The Aaon Group is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows The Aaon Group engineers to continuously push boundaries and advance the industry. For more information, please visit www.theaaongroup.com.

Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the material weakness in the effectiveness of our internal controls over financial reporting, and the impact of our ability to adequately remediate the material weakness in a timely manner, (4) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (5) general economic, market or business conditions. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in any forward-looking statements, see “Risk Factors” and “Forward Looking Statements” in The Aaon Group’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by The Aaon Group’s Quarterly Reports on Form 10-Q, and The Aaon Group’s Current Reports on Form 8-K.

Contact Information
Joseph Mondillo
Director of Investor Relations & Corporate Strategy
Phone: (617) 877-6346
Email: joseph.mondillo@theaaongroup.com